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Exhibit 12.1

PRIMEDIA Inc.
Computation of Deficiency of Earnings to Fixed Charges Excluding Dividends on Preferenced Securities

		Three months ended March 31		Years Ended December 31,
		2004	2003	2003	2002	2001	2000	1999
		(dollars in thousands)
Earnings:
Loss from continuing operations before income taxes		$(21,700)	$(17,375)	$(79,572)	$(257,696)	$(950,265)	$(342,773)	$(151,361)
Adjustments:
Add:	Interest expense and amortization of deferred financing costs	29,680	34,194	127,990	143,347	156,875	147,769	168,153
Add:	Interest on Shares Subject to Mandatory Redemption	10,945	—	21,889
Add:	Equity losses in subsidiaries	0	879	4,256	6,146	39,761	10,137	691
Add:	Interest in rent expense	3,237	3,068	11,963	10,519	14,206	12,394	11,188

Total Adjustments:		43,862	38,141	166,098	160,012	210,842	170,300	180,032

Total Earnings:		$22,162	$20,766	$86,526	$(97,684)	$(739,423)	$(172,473)	$28,671

Fixed Charges:
	Interest expense and amortization of deferred financing costs	$29,680	$34,194	$127,990	$143,347	$156,875	$147,769	$168,153
	Interest on Shares Subject to Mandatory Redemption	$10,945	$—	$21,889
	Interest in rent expense	3,237	3,068	11,963	10,519	14,206	12,394	11,188

		$43,862	$37,262	$161,842	$153,866	$171,081	$160,163	$179,341

Deficiency of earnings to fixed charges excluding dividends on preferenced securities		$(21,700)	$(16,496)	$(75,316)	$(251,550)	$(910,504)	$(332,636)	$(150,670)

PRIMEDIA Inc.
Computation of Deficiency of Earnings to Fixed Charges

		Three months ended March 31,		Years Ended December December 31,
		2004	2003	2003	2002	2001	2000	1999
		(dollars in thousands)
Earnings:
Loss from continuing operations before income taxes		$(21,700)	$(17,375)	$(79,572)	$(257,696)	$(950,265)	$(342,773)	$(151,361)
Adjustments:
Add:	Interest expense and amortization of deferred financing costs	29,680	34,194	127,990	143,347	156,875	147,769	168,153
Add:	Interest on Shares Subject to Mandatory Redemption	10,945	—	21,889
Add:	Dividends on Preferenced Securities	5,153	16,433	41,853	47,656	62,236	53,063	53,062
Add:	Equity losses in subsidiaries	—	879	4,256	6,146	39,761	10,137	691
Add:	Interest in rent expense	3,237	3,068	11,963	10,519	14,206	12,394	11,188
Less:	Dividends on Preferenced Securities	(5,153)	(16,433)	(41,853)	(47,656)	(62,236)	(53,063)	(53,062)

Total Adjustments:		43,862	38,141	166,098	160,012	210,842	170,300	180,032

Earnings		$22,162	$20,766	$86,526	$(97,684)	$(739,423)	$(172,473)	$28,671

Fixed Charges and Preferred Stock Dividends and Related Accretion:
	Interest expense and amortization of deferred financing costs	$29,680	$34,194	$127,990	$143,347	$156,875	$147,769	$168,153
	Interest on Shares Subject to Mandatory Redemption	10,945	0	21,889
	Interest in rent expense	3,237	3,068	11,963	10,519	14,206	12,394	11,188
	Preferred stock dividends and related accretion	5,153	16,433	41,853	47,656	62,236	53,063	53,062

		$49,015	$53,695	$203,695	$201,522	$233,317	$213,226	$232,403

Deficiency of earnings to fixed charges		$(26,853)	$(32,929)	$(117,169)	$(299,206)	$(972,740)	$(385,699)	$(203,732)

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  Exhibit 12.1
PRIMEDIA Inc. Computation of Deficiency of Earnings to Fixed Charges Excluding Dividends on Preferenced Securities
PRIMEDIA Inc. Computation of Deficiency of Earnings to Fixed Charges